EXHIBIT 99.1
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COOLSAVINGS, INC.
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CONTACT:   Melissa Rabin               Mary Scholz-Barber
           CoolSavings, Inc.           Kupper Parker Communications
           (312) 224-5153              (314) 290-2013
           melissa@coolsavings.com     mbarber@kupperparker.com



FOR IMMEDIATE RELEASE
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            COOLSAVINGS ACQUIRES TARGETED LOYALTY SOLUTION

 Expands Strategic Frequent Shopper Card and Paperless Coupon Services for Grocery Retailers and Consumer Packaged Goods Manufacturers


CHICAGO -FEBRUARY 9, 2004 - CoolSavings, Inc. (OTC:BB CSAV), a leading online direct marketing and media company today announced it has purchased the Targeted Marketing Services (TMS) business of Alliance Data Systems. The purchase includes TMS' technology, certain patent rights, CPG contracts, retail relationships and other assets related to the delivery of electronic customer loyalty programs. CoolSavings will also maintain TMS' relationship with The Kroger Co., one of America's largest grocery retailers, to manage its Kroger Plus Internet Coupons electronic customer loyalty program.

The acquisition will provide CoolSavings with new and expanded strategic capabilities in the area of frequent shopper card and paperless coupon solutions to grocery retailers and consumer packaged good (CPG) manufacturers.

"Through the purchase of TMS, CoolSavings will offer retailers and manufacturers a cutting-edge solution that marries grocery loyalty programs with a rich, interactive communications channel made possible by the increasing popularity of e-mail and the Internet," said Christine McNicholas, who was recently named CoolSavings' senior vice president of retail partnerships. "The technology will offer reliable security for the manufacturer and retailer and greater simplicity and convenience for the shopper," added McNicholas, who will lead the effort to leverage the new technology and relationships with grocery retailers.

"CoolSavings' core strength is our strategic use of data to help our clients build personalized customer relationships and foster loyalty, while driving profits and reducing marketing costs," said Matthew Moog, president and CEO of CoolSavings, Inc. "Through the acquisition of TMS' technology, relationships and expertise, CoolSavings has greatly enhanced this capability and taken a major step in the evolution of Internet-based loyalty marketing."

Added Moog, "The addition of electronic loyalty solutions is a perfect complement to CoolSavings' established suite of targeted marketing services, enabling us to offer grocery retailers and CPG manufacturers expanded choices for interacting and building relationships with their consumers. At the same time, electronic solutions provide consumers with greater choices for where and how they save on their favorite products." According to Forrester Research, 80% of US households have at least one grocer's loyalty card.*

Managers and staff at TMS have been hired by CoolSavings to support uninterrupted service, a smooth transition and the strategic expansion of frequent shopper card and paperless coupon programs.

TRANSACTION INFORMATION

CoolSavings' cash purchase of TMS from Alliance was effective February 6, 2004, utilizing working capital. The company estimates a small negative impact on 2004 earnings as we work to build and develop new customer relationships. We intend to provide a firmer estimate of the potential impact when we release second quarter financial results.

ABOUT COOLSAVINGS

CoolSavings is an online direct marketing and media company that provides smarter solutions to help marketers reach their target consumers. Combining a broad distribution network, sophisticated analytics and proprietary technology, CoolSavings enables a wide variety of advertisers to identify and engage their best customers using highly targeted services such as printable couponing, lead generation, e-mail, category newsletters, direct mail and product sampling. CoolSavings' popular consumer savings destination, coolsavings.com, is ranked the #1 coupon site on the Internet by Nielsen NetRatings.** CoolSavings' consumer database contains 11.5 million users who have been active in the last 12 months.


CoolSavings is a registered trademark of CoolSavings, Inc. Other product and company names herein may be trademarks of their respective owners.


CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this press release regarding CoolSavings' business that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements under ``Business Outlook'' and other statements regarding the Company's expectations with respect to the TMS acquisition, beliefs, hopes, intentions or strategies. Where possible, such forward-looking statements have been identified by use of words such as "project," "target," "forecast," "believe," "expects," "will," "estimates," "anticipates" and similar expressions. Known and unknown risks, uncertainties and other factors, both general and specific to the matters discussed in this press release, may cause CoolSavings' actual results and performance to differ materially from the future results and performance expressed in, or implied by, such forward-looking statements. These risks, uncertainties, and other factors include, without limitation, the Company's ability to successfully integrate the TMS business and maintain and expand TMS customer relationships, the Company's ability to meet any debt repayment or equity redemption demands of its preferred stockholders and CoolSavings' ability to protect its patents, trademarks and propriety rights, the successful introduction of new products by the Company, the ability to add new members, the ability to attract, assimilate and retain highly skilled personnel, and CoolSavings' ability to retain its advertisers. For further discussion of some of the risks, uncertainties and other factors which could cause actual results and performance to differ from those expressed in, or implied by, the forward-looking statements, see ``Risk Factors'' in CoolSavings' Form 10-Q for the quarter ended September 30, 2003, as filed with the SEC. Except as expressly required by the federal securities laws, CoolSavings undertakes no obligation to update or revise any forward-looking statements as a result of new information, future events or developments, changed circumstances, or any other reason.


     *     Forrester Research, "Fixing Grocer Loyalty Programs",
           January 2003

     **    Neilson/NetRatings, September 2003